REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of OCM Gold Fund:

In planning and performing our
audit of the financial statements
of OCM Gold Fund
(the Fund), as of and for the year
ended November 30, 2011, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
 reporting. In fulfilling this
 responsibility, estimates and
judgments by management are required
 to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the
 transactions and dispositions
of the assets of the fund;
 (2) provide reasonable assurance
 that transactions are recorded
as necessary to permit preparation
of financial statements in
accordance with generally
accepted accounting principles,
and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund;
and (3) provide reasonable
assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect misstatements.
 Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
 financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
 control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be
 material weaknesses under standards
established by the Public Company Accounting
 Oversight Board (United States).
However, we noted no deficiencies in the
 Funds internal control over financial
reporting and its operation, including controls
 for safeguarding securities, that we
consider to be a material weakness, as defined
 above, as of November 30, 2011.
This report is intended solely for the
 information and use of management and the Board of Trustees of OCM Gold Fund and the Securities
 and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
January 26, 2012